Exhibit 23.1
Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm

We have issued our report dated March 9, 2009,  with respect to the financial statements included in the Annual Report of SCOLR Pharma, Inc. on Form 10-K for the year ended December 31, 2008.  We hereby consent to the incorporation by reference of said report in the Registration Statements of SCOLR Pharma, Inc. on Form S-3 (File Nos. 333-155369, 333-129275, 333-123316 and 333-113949), on Form S-2 (File No. 333-107906) and on Form S-8 (File No. 333-116922, File No. 333-40290, File No. 333-79343).

/s/ GRANT THORNTON LLP

Seattle, Washington
March 9, 2009